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                                                                  EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

    As of December 31, 1997, CVS Corporation had the following significant subsidiaries:

CVS Center, Inc. (a New Hampshire corporation)
CVS Pharmacy, Inc. (a Rhode Island corporation)
Nashua Hollis CVS, Inc. (a New Hampshire corporation)(1)
CVS Vanguard, Inc. (a Minnesota corporation)
CVS New York, Inc. (a New York corporation, formerly Melville Corporation)
CVS Revco D.S., Inc. (a Delaware corporation, formerly Revco D.S., Inc.)
Revco Discount Drug Centers, Inc. (a Michigan corporation)(2)
Hook-SupeRx, Inc. (a Delaware corporation)(3)
Big B, Inc. (a Delaware corporation)(4)
PharmaCare Management Services, Inc. (a Delaware corporation)(5)
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(1) Nashua Hollis CVS, Inc. is the immediate parent corporation of approximately 1,400 corporations that operate drugstores, all of which drugstores are in the United States. CVS of DC and VA, Inc. (formerly Peoples Drug Stores, Inc.), a direct subsidiary of Nashua Hollis CVS, Inc., is, in turn, the immediate parent of approximately 6 corporations that operate drugstores, all of which drugstores are in the United States.

(2) Revco Discount Drug Centers, Inc. (a Michigan corporation) is the immediate parent corporation of two corporations that operate drugstores, all of which drugstores are in the United States. Revco Discount Drug Centers, Inc. (an Ohio corporation), a direct subsidiary of Revco Discount Drug Centers, Inc. (a Michigan corporation) is, in turn, the immediate parent corporation of one corporation that operates drugstores, all of which drugstores are in the United States.

(3) Hook-SupeRx, Inc. is the immediate parent corporation of one corporation that operates drugstores, all of which drugstores are in the United States.

(4) Big B, Inc. is the immediate parent corporation of one corporation that operates drugstores, all of which drugstores are in the United States.

(5) PharmaCare Management Services, Inc., the Company's prescription benefits management subsidiary, is 95.8% owned by indirect subsidiaries of CVS Corporation. PharmaCare Management Services, Inc. is, in turn, the immediate parent corporation of PharmaCare Direct, Inc., a mail order pharmacy corporation.